Exhibit 5.1

1100 ONEOK Plaza 100 West Fifth Street Tulsa, Oklahoma 74103-4217 Telephone (918) 595-4800 Fax (918) 595-4990 www.gablelaw.com		Fifteenth Floor One Leadership Square 211 North Robinson Oklahoma City, OK 73102-7101 Telephone (405) 235-5500 Fax (405) 235-2875
June 13, 2014

ONE Gas, Inc.

100 West Fifth Street

Tulsa, Oklahoma 74103

Re:	Registration Statement on Form S-3
Under the Securities Act of 1933

Ladies and Gentlemen:

We have acted as special Oklahoma counsel to ONE Gas, Inc., an Oklahoma corporation (the “Company”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration under the Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Act of certain securities, including the following: (a) debentures, notes, bonds or other senior, subordinated or convertible (on a voluntary or mandatory basis) debt securities of the Company in one or more series; (b) shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”); (c) purchase contracts that may consist of a contract or contracts to purchase the Company’s securities, other than guarantees, or the securities of third parties or a basket of such securities or any combination of the aforementioned securities or purchase units that consist of a purchase contract and debt securities, Preferred Stock, United States treasury securities or other debt obligations of third parties that may be used to secure the holders’ obligations under a purchase contract (the “Equity Units”); (d) shares of the Company’s preferred stock, par value $0.01 per share, in one or more series (the “Preferred Stock”); (e) public receipts for depositary shares representing shares of Preferred Stock (the “Depositary Shares”); and (f) warrants for the purchase of debt securities, Preferred Stock, Common Stock, or Equity Units (the “Warrants”). The Common Stock, the Preferred Stock, the Depositary Shares and the Warrants are hereinafter collectively referred to as the “Securities.”

In arriving at the opinions expressed below, we have examined originals or copies that have been certified as being true and complete copies of the originals of such documents, corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render these opinions. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals

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and the conformity to original documents of all documents submitted to us as copies. As to any facts material to these opinions, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company and others.

We have assumed without independent investigation that:

(i) at the time any Securities are sold pursuant to the Registration Statement (the “Relevant Time”), the Registration Statement and any supplements and amendments to the Registration Statement (including post-effective amendments) will be effective and will comply with all applicable laws;

(ii) at the Relevant Time, a prospectus supplement will have been prepared and filed with the Commission describing the Securities to be offered in connection with the prospectus supplement, and all related documentation will comply with all applicable laws;

(iii) all Securities will be issued and sold in the manner stated in the Registration Statement and any applicable prospectus supplement;

(iv) at the Relevant Time, the Company will have duly completed all corporate or other actions required to be taken by it to duly authorize each proposed issuance of Securities and any related documentation (including (A) the due reservation of any shares of Common Stock or Preferred Stock for issuance upon exercise, conversion or exchange of any securities for Common Stock or Preferred Stock (a “Convertible Security”), and (B) the execution (in the case of certificated Securities), delivery and performance (as applicable) of the Securities and of any related documentation referred to in paragraphs 1 through 4 below), which actions will remain in full force and effect;

(v) any Deposit Agreement (as defined herein) or Warrant Agreement (as defined herein) will be governed by the laws of the State of Oklahoma;

(vi) upon the issuance of any Common Stock or Preferred Stock, including upon the exercise, conversion or exchange of any Convertible Security, the total number of shares of Common Stock or Preferred Stock issued and outstanding will not exceed the total number of shares of Common Stock or Preferred Stock, as applicable, that the Company is then authorized to issue under its certificate of incorporation, as then in effect, and other relevant documents; and

(vii) at the Relevant Time, a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Securities offered or issued will have been duly authorized by all necessary corporate or other action of the Company and duly executed and delivered by the Company and the other parties thereto.

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Based on such examination and review, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1. With respect to shares of Common Stock, when:

(a) the shares of Common Stock have been duly executed (in the case of certificated shares) and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement for the consideration provided for therein, or (ii) upon conversion or exercise of any Convertible Security, in accordance with the terms of such Convertible Security or the instrument governing such Convertible Security and providing for such conversion or exercise, and for any additional consideration specified therein, which consideration (including any consideration paid for such Convertible Security), on a per-share basis, shall in either event not be less than the par value of the Common Stock, and

(b) any such Convertible Security was previously validly issued and is fully paid and non-assessable (in the case of an equity security) or is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (in the case of any non-equity security), such shares of Common Stock will be validly issued, fully paid and non-assessable.

2. With respect to any shares of Preferred Stock, when:

(a) the certificate of designations relating to such Preferred Stock (the “Certificate of Designations”) has been duly executed and filed with the Office of the Secretary of State of the State of Oklahoma,

(b) such shares have been issued either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement and for the consideration therefor provided for therein or (ii) upon exercise, conversion or exchange of any Convertible Security and for any additional consideration specified in such Convertible Security or the instrument governing such Convertible Security and providing for such conversion or exercise, which consideration (including any consideration paid for such Convertible Security), on a per-share basis, shall in either event not be less than the par value of such Preferred Stock, and

(c) any such Convertible Security was previously validly issued and is fully paid and non-assessable (in the case of an equity security) or is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (in the case of any non-equity security), such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

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3. With respect to Depositary Shares, when:

(a) a deposit agreement relating to such Depositary Shares (the “Deposit Agreement”) has been duly executed and delivered by the Company and the depositary appointed by the Company,

(b) the terms of the Depositary Shares have been established in accordance with the Deposit Agreement, and

(c) the depositary receipts representing the Depositary Shares have been duly executed and countersigned (in the case of certificated Depositary Shares), registered and delivered in accordance with the related Deposit Agreement and the applicable definitive purchase, underwriting or similar agreement for the consideration provided therein, the depositary receipts evidencing the Depositary Shares will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4. With respect to any Warrants, when:

(a) the warrant agreement relating to such Warrants (the “Warrant Agreement”), if any, has been duly executed and delivered by the Company and each other party thereto,

(b) the terms of the Warrants have been established in accordance with the Warrant Agreement, if any, and the applicable definitive purchase, underwriting or similar agreement, and

(c) the Warrants have been duly executed (in the case of certificated Warrants) and delivered in accordance with the Warrant Agreement, if any, and the applicable definitive purchase, underwriting or similar agreement for the consideration provided for therein, such Warrants will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions expressed above are subject to the following exceptions, qualifications, limitations and assumptions:

A. The opinions expressed above are limited to the laws of the State of Oklahoma and the applicable federal laws of the United States of America, as these laws currently exist, and we express no opinion as to the effect of any other laws. We assume no obligation to revise or supplement our opinions due to future changes in such laws or the interpretations thereof.

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B. To the extent relevant to our opinions in paragraphs 3 and 4 and not covered by our opinions in paragraphs 1 or 2, we have assumed that any securities, currencies or commodities underlying, comprising or issuable upon exchange, conversion or exercise of any Depositary Shares or Warrants are validly issued, fully paid and non-assessable (in the case of an equity security) or a legal, valid and binding obligation of the issuer thereof, enforceable against such issuer in accordance with its terms (in the case of any non-equity security).

C. The opinions set forth in paragraphs 3 and 4 above are subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws affecting creditors’ rights and remedies generally, and (ii) general principles of equity including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies, whether such principles are considered in a proceeding at law or in equity.

D. We express no opinion regarding the effectiveness of (i) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to public policy or federal or state securities laws, (ii) any provision waiving the right to object to venue in any court, (iii) any agreement to submit to the jurisdiction of any federal court, (iv) any waiver of the right to jury trial or (v) choice of law provisions.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement, the prospectus or any applicable prospectus supplement that forms a part thereof. In giving these consents, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Gable Gotwals